Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225053

The information in this preliminary prospectus supplement is not complete and may be changed or supplemented without notice. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated September 18, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 29, 2018)

YOUNGEVITY INTERNATIONAL, INC.

250,000 Shares of 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock

$25.00 per Share

Liquidation Preference $25.00 per Share

We are offering 250,000 shares of our 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock, which we refer to in this prospectus supplement as the “Series D Preferred Stock.”

Dividends on the Series D Preferred Stock offered hereby are cumulative from the first day of the calendar month in which they are issued, and will be payable on the fifteenth day of each calendar month, when, as and if declared by our Board of Directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 9.75% per annum per $25.00 of stated liquidation preference per share, or $2.4375 per share of Series D Preferred Stock per year.

Commencing on and after September 23, 2022 we may redeem, at our option, the Series D Preferred Stock, in whole or in part, at a cash redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. The Series D Preferred Stock has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series D Preferred Stock generally will have no voting rights except for limited voting.

We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to dividends or distributions, so long as the Series D Preferred Stock is outstanding, unless holders of at least 66.67% of the then outstanding Series D Preferred Stock consent to same.

Prior to this offering, there has been no public market for our Series D Preferred Stock. Our application to list the Series D Preferred Stock on The NASDAQ Capital Market (“NASDAQ”) under the symbol “YGYIP” has been approved, subject to official notice of issuance. We expect trading of the Series D Preferred Stock on NASDAQ to commence shortly before or after the initial date of issuance. Our common stock is traded on NASDAQ under the symbol “YGYI.”

Investing in our Series D Preferred Stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

 (1)      The underwriters will receive compensation in addition to the discounts and commissions. See “Underwriting” for a description of compensation payable to the underwriters.

This offering is being completed on a “firm commitment” basis by the underwriters.

We have granted the representative of the underwriters an option to purchase up to an additional 37,500 shares of Series D Preferred Stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus supplement to cover over-allotments, if any. If the representative of the underwriters exercises the option in full the total underwriting discounts and commissions payable will be $_______ and the total proceeds to us, before expenses, will be $_______.

The underwriters expect to deliver the Series D Preferred Stock in book-entry form through The Depository Trust Company on or about         , 2019.

Sole Book Running Manager

Benchmark Company

The date of this prospectus supplement is          , 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering including the Series D Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the prospectus or this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus supplement forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the shares of Series D Preferred Stock offered in this offering and may add, update or change information in the accompanying prospectus.

None of Youngevity International, Inc., the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our Series D Preferred Stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Series D Preferred Stock.

Except where we or the context otherwise indicate, the information in this prospectus assumes no exercise of the underwriters’ option to purchase additional shares of Series D Preferred Stock described on the cover page of this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

No action has been or will be taken in any jurisdiction by us or The Benchmark Company, LLC that would permit a public offering of the Series D Preferred Stock or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Series D Preferred Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

IN DUSTRY AND MARKET DATA

We obtained the industry and market data in this prospectus supplement from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus supplement and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision. Unless the context requires otherwise, references in this prospectus supplement to “Youngevity,” “the Company,” “we,” “us” and “our” refer to Youngevity International, Inc.

Our Business

Overview

Youngevity, founded in 1996, operates in three segments: the direct selling segment where products are offered through a global distribution network of preferred customers and distributors, the commercial coffee segment where products are sold directly to businesses and the commercial hemp segment where we provide end to end extraction and processing via our proprietary systems that allow for the conversion of hemp feed stock into hemp oil and hemp extracts. During the year ended December 31, 2018, we operated in two business segments, our direct selling segment and our commercial coffee segment. During the first quarter of 2019, through the acquisition of the assets of Khrysos Global, Inc., we added a third business segment to our operations, the commercial hemp. Our three segments are listed below:

●
Domestic direct selling network is operated through the following (i) domestic subsidiaries: AL Global Corporation, 2400 Boswell LLC, MK Collaborative LLC, and Youngevity Global LLC and (ii) foreign subsidiaries: Youngevity Australia Pty. Ltd., Youngevity NZ, Ltd., Youngevity Mexico S.A. de CV, Youngevity Israel, Ltd., Youngevity Russia, LLC, Youngevity Colombia S.A.S, Youngevity International Singapore Pte. Ltd., Mialisia Canada, Inc. and Legacy for Life Limited (Hong Kong). We also operate through the BellaVita Group LLC, with operations in Taiwan, Hong Kong, Singapore, Indonesia, Malaysia and Japan. We also operate subsidiary branches of Youngevity Global LLC in the Philippines and Taiwan.

●
Commercial coffee business is operated through CLR Roasters, LLC (“CLR”) and its wholly-owned subsidiary, Siles Plantation Family Group S.A. (“Siles”).

●
Commercial hemp business is operated through our wholly owned subsidiary, Khrysos Industries, Inc., a Delaware corporation. Khrysos Industries, Inc. (“KII”) acquired the assets of Khrysos Global Inc., a Florida corporation, in February 2019 and the wholly-owned subsidiaries of Khrysos Global Inc., INXL Laboratories, Inc., a Florida corporation and INX Holdings, Inc., a Florida corporation.

During the six months ended June 30, 2019, we derived approximately 60% of our revenue from our direct selling segment and approximately 40% of our revenue from our commercial coffee segment. Commercial hemp segment revenues during the six months ended June 30,2019 represented less than 1% of total revenues as it is a newly acquired segment.

We conduct our operations primarily in the United States. For the six months ended June 30, 2019 and 2018 approximately 10% and 14%, respectively, of our sales were derived from sales outside the United States.

Direct Selling Segment

In the direct selling segment, we sell products on a global basis and offer a wide range of products through an international direct selling network of independent distributors. Our multiple independent selling forces sell a variety of products through friend-to-friend marketing and social networking. In the direct selling segment we sell health and wellness, beauty product and skin care, scrap booking and story booking items, packaged food products and other service-based products on a global basis and more recently our Hemp FX™ hemp-derived cannabinoid product line. Our direct sales are made through our network, which is a web-based global network of customers and distributors. We consider our company to be an e-commerce company whereby personal interaction is provided to customers by our independent sales network. Initially, our focus was solely on the sale of products in the health, beauty and home care market through our marketing network; however, we have since expanded our selling efforts to include a variety of other products in other markets. Our direct selling segment offers more than 5,600 products to support a healthy lifestyle including:

Nutritional supplements	Gourmet coffee
Weight management	Skincare and cosmetics
Health and wellness	Packaged foods
Lifestyle products (spa, bath, home and garden)	Pet care
Digital products including scrap and memory books	Telecare health services
Apparel and fashion accessories	Business lending

Since 2012 we have expanded our operations through a series of acquisitions of the assets and equity of 24 direct selling companies including their product lines and sales forces. We have also substantially expanded our distributor base by merging the assets that we have acquired under our web-based independent distributor network, as well as providing our distributors with additional new products to add to their product offerings.

Commercial Coffee Segment

We own a traditional coffee roasting business, CLR, that sells roasted and unroasted coffee and produces coffee under its own Café La Rica brand, Josie’s Java House brand and Javalution brands and Café Cachita. CLR produces coffee under a variety of private labels through major national sales outlets and major customers including cruise lines and office coffee service operators. In April 2017, CLR reached an agreement with Major League Baseball's Miami Marlins to feature CLR’s Café La Rica Gourmet Espresso coffee as the "Official Cafecito of the Miami Marlins" at Marlins Park in Miami, Florida. The current agreement with the Miami Marlins continues through the 2019 baseball season with an option to renew for the 2020 season. In January 2019, CLR acquired the Café Cachita Brand of espresso and in February we announced the expansion of our recently acquired Café Cachita Brand of espresso into over 500 retail stores throughout Southeastern Grocers.  The new distribution footprint now includes all Winn Dixie, Bi-Lo, Fresco Y Mas, Save Mart and Harvey stores. In June 2019, we announced all-store distribution for CLR’s Javalution™ Hemp Infused Coffee Brand, scheduled to ship in the fourth quarter of 2019 with the distribution footprint including 400 Winn Dixie stores, 96 Bi-Lo stores, 25 Fresco Y Mas stores, and 50 Harvey stores.

During fiscal 2014 CLR acquired the Siles Plantation Family Group, a coffee plantation and dry-processing facility located in Matagalpa, Nicaragua, an ideal coffee growing region that is historically known for high quality coffee production. The dry-processing facility is approximately 26 acres and the plantation is approximately 500 acres and produces 100 percent Arabica coffee beans that are shade grown, Rainforest Alliance Certified™ and Fair Trade Certified™. CLR is also in the process of expanding its capabilities in Nicaragua by constructing a large processing mill. The plantation, the dry-processing facilities and existing U.S. based coffee roaster facilities allow CLR to control the coffee production process from field to cup.

Commercial Hemp Segment

In the commercial hemp segment, we are engaged in the CBD hemp extraction technology and equipment business. We develop, manufacture and sell equipment and related services to clients which enable them to extract CBD oils from hemp stock. In addition, through INX Laboratories, Inc., a wholly-owned subsidiary of KII, we own a laboratory testing facility that provides us with capabilities in regard to formulation, quality control, and testing standards with its CBD products. KII is now producing tinctures, balms, bath bombs, creams and ointments, in various potencies, as well as Javalution™ Hemp Infused Coffee Brand CBD coffee for CLR. KII has also entered into various supply contracts with clients to provide extraction services and end-to-end processing to produce water soluble isolate, distillate, and water-soluble distillate hemp derived products. These supply agreements include a five-year supply contract with revenues forecasted at $60 million through 2024 (based on current market conditions and, among other things, our ability to secure buyers for the produced product and the supplier's ability to supply the biomass for extraction and processing), and a one-year supply agreement expected to generate $19 million in revenues (based on current market conditions). KII also offers clients turnkey manufacturing solutions in extraction services and end-to-end processing systems.

Our Corporate History

Youngevity International, Inc., formerly AL International, Inc., was founded in 1996.

On July 11, 2011, AL Global Corporation, a privately held California corporation (“AL Global”), merged with and into a wholly-owned subsidiary of Javalution Coffee Company, a publicly traded Florida corporation (“Javalution”). After the merger, Javalution reincorporated in Delaware and changed its name to AL International, Inc. In connection with this merger, CLR, which had been a wholly-owned subsidiary of Javalution prior to the merger, continued to be a wholly-owned subsidiary of AL International, Inc. CLR operates a traditional coffee roasting business, and through the merger we were provided access to additional distributors, as well as added the JavaFit® product line to our network of direct marketers.

Effective July 23, 2013, we changed our name from AL International, Inc. to Youngevity International, Inc.

On June 7, 2017, an amendment to our Certificate of Incorporation became effective which effectuated: (i) a 1-for-20 reverse stock split (the “Reverse Split”) of the issued and outstanding shares of common stock; (ii) a decrease in the number of shares of (a) common stock authorized from 600,000,000 to 50,000,000 and (b) preferred stock authorized from 100,000,000 to 5,000,000.

Our Corporate Headquarters

Our corporate headquarters are located at 2400 Boswell Road, Chula Vista, California 91914. This is also the location of our operations and distribution center. The facility consists of a 59,000 square foot Class A single use building that is comprised 40% of office space and the balance is used for distribution.

Our telephone number is (619) 934-3980 and our facsimile number is (619) 934-3205.

Available Information

Since June 21, 2017, our common stock has been listed on The NASDAQ Capital Market under the symbol “YGYI.” From June 2013 until June 2017, our common stock was traded on the OTCQX Marketplace operated by the OTC Markets Group under the symbol “YGYI.”

Our application to list our Series D Preferred Stock on The NASDAQ Capital Market under the symbol “YGYIP” has been approved, subject to official notice of issuance.

Additional information about our company is contained at our website, www.youngevity.com. Information contained on our website is not incorporated by reference into, and does not form any part of, this registration statement. We have included our website address as a factual reference and do not intend it to be an active link to our website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after those reports are electronically filed with, or furnish it to, the SEC. The following Corporate Governance documents are also posted on our website: Code of Business Conduct and Ethics and the Charters for the Audit Committee and Compensation Committee.

THE OFFERING

Securities offered by us pursuant to this prospectus supplement	250,000 shares of 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Series D Preferred Stock”), assuming no exercise by the underwriters of their over-allotment option.

Series D Preferred Stock to be outstanding after this offering if the maximum number of shares are sold	250,000 shares of Series D Preferred Stock, assuming no exercise by the underwriters of their over-allotment option.

Offering Price	$25.00 per share of Series D Preferred Stock

Dividends
Holders of the Series D Preferred Stock will be entitled to receive cumulative cash dividends at a rate of 9.75% per annum of the $25.00 per share liquidation preference (equivalent to $2.4375 per annum per share).

The record date for the payment of dividends on the Series D Preferred Stock is the close of business on the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividends will be paid (each, a “dividend record date”). The shares of Series D Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued.

Dividends will be payable monthly on the 15th day of each month (each, a “dividend payment date”), provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend.

Any dividend payable on the Series D Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

No Maturity, Sinking Fund or Mandatory Redemption
The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series D Preferred Stock.

Optional Redemption
The Series D Preferred Stock is not redeemable by us prior to September 23, 2022, except as described below under “Special Optional Redemption.” On and after such date, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Please see the section entitled “Description of the Series D Preferred Stock—Redemption—Optional Redemption.”

Special Optional Redemption
Upon the occurrence of a Change of Control, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Stephan Wallach and Michelle Wallach, our chief executive officer and our chief operating officer, respectively, and our principal shareholders, any member of their immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Wallach or Mrs. Wallach or any member of their immediate family, any beneficiary of the estate of Mr. Wallach or Mrs. Wallach, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Liquidation Preference
If we liquidate, dissolve or wind up, holders of the Series D Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series D Preferred Stock—Liquidation Preference.”

Ranking
The Series D Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Please see the section entitled “Description of the Series D Preferred Stock–Ranking.”

Limited Voting Rights
Holders of Series D Preferred Stock will generally have no voting rights. However, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock (voting together as a class with all other series of parity preferred stock we may issue upon which like voting rights have been conferred and are exercisable) is required at any time for us to authorize or issue any class or series of our capital stock ranking senior to the Series D Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our certificate of incorporation or the Series D Preferred Stock Certificate of Designations so as to materially and adversely affect any rights of the Series D Preferred Stock or to take certain other actions. Please see the section entitled “Description of the Series D Preferred Stock—Voting Rights.”

Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, we will use our best efforts to (i) make available on our website copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series D Preferred Stock, subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series D Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	Our application to list our Series D Preferred Stock on The NASDAQ Capital Market under the symbol “YGYIP” has been approved, subject to official notice of issuance.

Use of Proceeds	We plan to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	Please read the section entitled “Risk Factors” beginning on page S-7 for a discussion of some of the factors you should carefully consider before deciding to invest in our Series D Preferred Stock.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series D Preferred Stock will be Pacific Stock Transfer Company.

Certain U.S. Federal Income Tax Considerations
For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series D Preferred Stock, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series D Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form
The Series D Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

RISK FACTORS

You should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under Exchange Act, each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus and any prospectus supplement that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment.

Risks Related to the Series D Preferred Stock and this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used primarily for working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our preferred stock. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our preferred stock to decline and potentially impair the operation and expansion of our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

Our Series D Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.

The Series D Preferred Stock will rank junior to all of our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our future debt may include restrictions on our ability to pay distributions to preferred stockholders. Our charter currently authorizes the issuance of up to 5,000,000 shares of preferred stock in one or more classes or series. As of the date of this prospectus supplement, there are 161,135 shares of Series A Preferred Stock designated all of which are outstanding, 1,052,631 shares of Series B Preferred Stock designated of which 129,332 shares of Series B Preferred Stock are outstanding and 700,000 shares of Series C Preferred Stock designated of which no shares of Series C Preferred Stock are outstanding. Subject to limitations prescribed by Delaware law and our charter, our Board of Directors is authorized to issue, from our authorized but unissued shares of capital stock, preferred stock in such classes or series as our Board of Directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional shares of Series D Preferred Stock or additional shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or another series of preferred stock designated as ranking on parity with the Series D Preferred Stock would dilute the interests of the holders of shares of the Series D Preferred Stock, and the issuance of shares of any class or series of our capital stock expressly designated as ranking senior to the Series D Preferred Stock or the incurrence of additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series D Preferred Stock. The Series D Preferred Stock do not contain any terms relating to or limiting our indebtedness or affording the holders of shares of the Series D Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the holders of shares of the Series D Preferred Stock, so long as the rights, preferences, privileges or voting power of the Series D Preferred Stock or the holders thereof are not materially and adversely affected.

The Series D Preferred Stock has not been rated.

Our Series D Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect their market value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series D Preferred Stock. In addition, we may elect in the future to obtain a rating of our Series D Preferred Stock, which could adversely impact the market price of our Series D Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if, in its judgment, circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of our Series D Preferred Stock.

As a holder of shares of the Series D Preferred Stock, you have extremely limited voting rights.

Your voting rights as a holder of shares of the Series D Preferred Stock will be limited. Our shares of common stock are the only class of our securities carrying full voting rights. Voting rights for holders of shares of the Series D Preferred Stock exist primarily with respect to adverse changes in the terms of the Series D Preferred Stock and the creation of additional classes or series of preferred shares that are senior to the Series D Preferred Stock. Other than these limited voting rights described in this prospectus supplement, holders of shares of the Series D Preferred Stock will not have any voting rights. See “Description of the Series D Preferred Stock—Voting Rights” in this prospectus supplement.

Our cash available for distributions may not be sufficient to pay distributions on the Series D Preferred Stock at expected levels, and we cannot assure you of our ability to pay distributions in the future. We may use borrowed funds or funds from other sources to pay distributions, which may adversely impact our operations.

We intend to pay regular monthly distributions to holders of our Series D Preferred Stock. Distributions declared by us will be authorized by our Board of Directors in its sole discretion out of assets legally available for distribution and will depend upon a number of factors, including our earnings, our financial condition, restrictions under applicable law, our need to comply with the terms of our existing financing arrangements, the capital requirements of our company and other factors as our Board of Directors may deem relevant from time to time. We may be required to fund distributions from working capital, proceeds of this offering or a sale of assets to the extent distributions exceed earnings or cash flows from operations. Funding distributions from working capital would restrict our operations. If we are required to sell assets to fund distributions, such asset sales may occur at a time or in a manner that is not consistent with our disposition strategy. If we borrow to fund distributions, our leverage ratios and future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. We may not be able to pay distributions in the future. In addition, some of our distributions may be considered a return of capital for income tax purposes. If we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes to the extent of the holder’s adjusted tax basis in its shares. A return of capital is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. If distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such stock.

We could be prevented from paying cash dividends on the Series D Preferred Stock due to prescribed legal requirements.

Holders of shares of Series D Preferred Stock do not have a right to dividends on such shares unless declared or set aside for payment by our Board of Directors. Under Delaware law, cash dividends on capital stock may only be paid from “surplus” or, if there is no “surplus,” from the corporation’s net profits for the then-current or the preceding fiscal year. Unless we operate profitably, our ability to pay cash dividends on the Series D Preferred Stock would require the availability of adequate “surplus,” which is defined as the excess, if any, of net assets (total assets less total liabilities) over capital. Our business may not generate sufficient cash flow from operations to enable us to pay dividends on the Series D Preferred Stock when payable. Further, even if adequate surplus is available to pay cash dividends on the Series D Preferred Stock, we may not have sufficient cash to pay dividends on the Series D Preferred Stock.

Furthermore, no dividends on Series D Preferred Stock shall be authorized by our Board of Directors or paid, declared or set aside for payment by us at any time when the authorization, payment, declaration or setting aside for payment would be unlawful under Delaware law or any other applicable law. See “Description of the Series D Preferred Stock — Dividends.”

We may redeem the Series D Preferred Stock and you may not receive dividends that you anticipate if we do redeem the Series D.

On or after September 23, 2022 we may, at our option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time. Also, upon the occurrence of a Change of Control, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred. We may have an incentive to redeem the Series D Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend rate on the Series D Preferred Stock. If we redeem the Series D Preferred Stock, then from and after the redemption date, dividends will cease to accrue on shares of Series D Preferred Stock, the shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

Holders of shares of the Series D Preferred Stock should not expect us to redeem the Series D Preferred Stock on or after the date they become redeemable at our option.

The Series D Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series D Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after September 23, 2022, or upon the occurrence of a Change of Control. Any decision we may make at any time to propose a redemption of the Series D Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.

The Series D Preferred Stock is not convertible, and investors will not realize a corresponding upside if the price of the common stock increases.

The Series D Preferred Stock is not convertible into shares of our common stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our Series D Preferred Stock. The market value of the Series D Preferred Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Series D Preferred Stock.

The Change of Control right may make it more difficult for a party to acquire us or discourage a party from acquiring us.

The Change of Control right (as defined under “Description of the Series D Preferred Stock — Special Optional Redemption”) may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our Series D Preferred Stock with the opportunity to realize a premium over the then-current market price of such equity securities or that stockholders may otherwise believe is in their best interests.

There is no established trading market for the Series D Preferred Stock, listing on NASDAQ does not guarantee a market for the Series D Preferred Stock and the market price and trading volume of the Series D Preferred Stock may fluctuate significantly.

The Series D Preferred Stock is a new issue of securities with no trading market. Our application to list the Series D Preferred Stock on NASDAQ has been approved, subject to official notice of issuance. However, an active and liquid trading market to sell the Series D Preferred Stock may not develop after the issuance of the Series D Preferred Stock offered hereby or, even if it develops, may not be sustained. Because the Series D Preferred Stock has no stated maturity date, investors seeking liquidity may be limited to selling their shares in the secondary market. If an active trading market does not develop, the market price and liquidity of the Series D Preferred Stock may be adversely affected. Even if an active public market does develop, we cannot guarantee you that the market price for the Series D Preferred Stock will equal or exceed the price you pay for your Series D Preferred Stock.

The market determines the trading price for the Series D Preferred Stock and may be influenced by many factors, including our history of paying distributions on the Series D Preferred Stock, variations in our financial results, the market for similar securities, investors’ perception of us, our issuance of additional preferred equity or indebtedness and general economic, industry, interest rate and market conditions. Because the Series D Preferred Stock carries a fixed distribution rate, its value in the secondary market will be influenced by changes in interest rates and will tend to move inversely to such changes. In particular, an increase in market interest rates may result in higher yields on other financial instruments and may lead purchasers of Series D Preferred Stock to demand a higher yield on the price paid for the Series D Preferred Stock, which could adversely affect the market price of the Series D Preferred Stock.

If the Series D Preferred Stock is delisted, the ability to transfer or sell shares of the Series D Preferred Stock may be limited and the market value of the Series D Preferred Stock will likely be materially adversely affected.

The Series D Preferred Stock does not contain provisions that are intended to protect investors if the Series D Preferred Stock is delisted from the NASDAQ. If the Series D Preferred Stock is delisted from the NASDAQ, investors’ ability to transfer or sell shares of the Series D Preferred Stock will be limited and the market value of the Series D Preferred Stock will likely be materially adversely affected. Moreover, since the Series D Preferred Stock has no stated maturity date, investors may be forced to hold shares of the Series D Preferred Stock indefinitely while receiving stated dividends thereon when, as and if authorized by our Board of Directors and paid by us with no assurance as to ever receiving the liquidation value thereof.

Market interest rates may have an effect on the value of the Series D Preferred Stock.

One of the factors that will influence the price of the Series D Preferred Stock will be the distribution yield on the Series D Preferred Stock (as a percentage of the market price of the Series D Preferred Stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series D Preferred Stock to expect a higher distribution yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution payments). Thus, higher market interest rates could cause the market price of the Series D Preferred Stock to decrease and reduce the amount of funds that are available and may be used to make distribution payments.

In the event of a liquidation, you may not receive the full amount of your liquidation preference.

In the event of our liquidation of the Company, the proceeds will be used first to repay indebtedness and then to pay holders of shares of the Series D Preferred Stock and any other class or series of our capital stock ranking senior to or on parity with the Series D Preferred Stock as to liquidation the amount of each holder’s liquidation preference and accrued and unpaid distributions through the date of payment. In the event we have insufficient funds to make payments in full to holders of the shares of the Series D Preferred Stock and any other class or series of our capital stock ranking senior to or on parity with the Series D Preferred Stock as to liquidation, such funds will be distributed ratably among such holders and such holders may not realize the full amount of their liquidation preference.

We are generally restricted from issuing shares of other series of preferred stock that rank senior the Series D Preferred Stock as to dividend rights, rights upon liquidation or voting rights, but may do so with the requisite consent of the holders of the Series D Preferred Stock; and, further, no such consent is required for an increase in the number of shares of Series D Preferred Stock or the issuance of additional shares of Series D Preferred Stock or series of preferred stock ranking pari passu with the Series D Preferred Stock so long as such increase in the number of shares of Series D Preferred Stock or issuance of such new series of preferred stock does not provide for, in the aggregate (taken together with any previously issued shares of Series D Preferred Stock), the payment of annual dividends on (in the case of additional shares of Series D Preferred Stock), or on parity with (in the case of any other series of preferred stock) in excess of $2,437,500.

We are allowed to issue shares of other series of preferred stock that rank above the Series D Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs, only with the approval of the holders of at least two-thirds of the outstanding Series D Preferred Stock; however, we are allowed to increase the number of shares of Series D Preferred Stock and/or additional series of preferred stock that would rank equally to the Series D Preferred Stock as to dividend payments and rights upon our liquidation or winding up of our affairs without first obtaining the approval of the holders of our Series D Preferred Stock, so long as such increase in the number of shares of Series D Preferred Stock or issuance of such new series of preferred stock does not provide for, in the aggregate (taken together with any previously issued shares of Series D Preferred Stock), the payment of annual dividends on (in the case of additional shares of Series D Preferred Stock), or on parity with (in the case of any other series of preferred stock) in excess of $2,437,500. The issuance of additional shares of Series D Preferred Stock and/or additional series of preferred stock could have the effect of reducing the amounts available to the Series D Preferred Stock upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series D Preferred Stock if we do not have sufficient funds to pay dividends on all Series D Preferred Stock outstanding and other classes or series of stock with equal or senior priority with respect to dividends. Future issuances and sales of senior or pari passu preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series D Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

The market price of the Series D Preferred Stock could be substantially affected by various factors.

The market price of the Series D Preferred Stock could be subject to wide fluctuations in response to numerous factors. The price of the Series D Preferred Stock that will prevail in the market after this offering may be higher or lower than the offering price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

These factors include, but are not limited to, the following:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series D Preferred Stock;

●	trading prices of similar securities;

●	our history of timely dividend payments;

●	the annual yield from dividends on the Series D Preferred Stock as compared to yields on other financial instruments;

●	general economic and financial market conditions;

●	government action or regulation;

●	the financial condition, performance and prospects of us and our competitors;

●	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

●	our issuance of additional preferred equity or debt securities; and

●	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series D Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series D Preferred Stock, including decreases unrelated to our operating performance or prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus supplement, including statements about us and the future growth and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. When used in this prospectus supplement the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement for a variety of reasons.

We urge investors to review carefully risks contained in the section of this prospectus entitled “Risk Factors” above as well as other risks and factors identified from time to time in our SEC filings in evaluating the forward-looking statements contained in this prospectus supplement. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth, or incorporated by reference, in this prospectus supplement. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Series D Preferred Stock in this offering after deducting the underwriting discount and estimated offering costs and expenses payable by us, will be approximately $5.5 million (or $6.3 million if the underwriters fully exercise their option to purchase additional shares). We intend to use the net proceeds, if any, from this offering for working capital and other general corporate purposes.

We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of acquired businesses, the level of our sales and marketing activities and the attractiveness of any additional acquisitions or investments. See “Risk Factors – Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.” on page S-7.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of June 30, 2019 on:

●	an actual basis;
●
on a pro forma basis to take into account the receipt of aggregate net proceeds of approximately $3,714,000, from the exercise of stock options, warrants and the sale of common stock and our issuance of an aggregate of 951,926 shares of common stock including; i) 765,692 shares of common stock issued upon the exercise of warrants, ii) 25,250 shares of common stock issued upon the exercise of stock option exercises, iii) 5,000 shares of common stock issued in our January 2019 Private Placement, iv) 75,000 shares of common stock issued for advisory service agreement, v) 16,524 shares issued from the sale of shares of common stock, vi) 210 shares of common stock issued upon the conversion of Series B Preferred Stock to common stock, and vii) 64,250 shares of common stock issued as an inducement for specific warrant exercises included above; and

●	on an pro forma as adjusted basis to reflect the items set forth above and the issuance of the Series D Preferred Stock in this offering, and receipt of the net proceeds therefrom.

You should consider this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes incorporated by reference into this prospectus supplement and the other financial information included elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2019

	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share data)
Cash and cash equivalents	$2,088	$ 5,802	$ 11,277

Total long-term liabilities	25,267	25,267	25,267

Stockholders’ equity
Preferred Stock, $0.001 par value: 5,000,000 shares authorized
Convertible Preferred Stock, Series A – 161,135 shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—	—
Convertible Preferred Stock, Series B – 129,437 shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—	—
Preferred Stock, Series D – no shares issued and outstanding, actual, 250,000 shares outstanding, pro forma and pro forma as adjusted	—	—	—
Common Stock, $0.001 par value: 50,000,000 shares authorized; 29,316,445 shares issued and outstanding at June 30, 2019 actual; 30,268,371 shares issued and outstanding	29	1	30
Additional paid-in capital	246,584	251,075	256,550
Accumulated deficit	(196,070)	(196,070)	(196,070)
Accumulated other comprehensive loss	(5)	(5)	(5)
Total stockholders’ equity	50,538	55,030	60,505
Total capitalization	$75,805	$ 80,297	$ 85,772

Based on 29,316,445 shares of our common stock outstanding as of June 30, 2019, and excludes as of that date:

●
107,142 shares of our common stock that are issuable upon conversion of the notes in the principal amount of $750,000 that we issued in 2014 with a conversion price of $7.00 per share;
●
289,000 shares of our common stock that are issuable upon conversion of the notes in the principal amount of $2,890,000 that we issued in 2019 with a conversion price of $10.00 per share;
●
6,903,874 shares of our common stock that are issuable upon exercise of outstanding warrants with a weighted average exercise price of $5.47 per share;
●
4,716,302 shares of our common stock that are issuable upon exercise of outstanding options, with a weighted average exercise price of $5.63 which were issued under our equity incentive plan;
●
425,000 shares of our common stock that are issuable upon the vesting of restricted stock units which were issued under our equity incentive plan;
●
3,732,820 shares of our common stock which are reserved for equity awards that may be granted under our equity incentive plan; and
●
an aggregate of 275,618 shares of our common stock issuable upon conversion of our outstanding shares of preferred stock (258,874 shares of our common stock that are issuable upon conversion of 129,437 outstanding shares of Series B Convertible Preferred Stock and 16,744 shares of our common stock issuable upon conversion of 161,135 outstanding shares of Series A Convertible Preferred Stock).

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock, and we currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain all future earnings, if any, for use in the operation and expansion of our business. The payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as any other factors our board deems relevant.

DESCRIPTION OF THE SERIES D PREFERRED STOCK

The description of certain terms of the 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock (“Series D Preferred Stock”) in this prospectus and the accompanying prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the certificate of designations establishing the terms of our Series D Preferred Stock, our bylaws and Delaware corporate law. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

General

Pursuant to our certificate of incorporation, as amended, we are currently authorized to designate and issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our certificate of incorporation, as amended, and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our Board of Directors may determine, without any vote or action by our shareholders. As of June 30, 2019, 161,135 shares are designated as our Series A Convertible Preferred Stock, all of which are issued and outstanding, 1,052,631 shares are designated as our Series B Preferred Stock, of which 129,437 shares of our Series B Convertible Preferred Stock are issued and outstanding and an additional 700,000 shares are designated as our Series C Convertible Preferred Stock with zero shares of such Series C Convertible Preferred Stock issued and outstanding. We have designated 460,000 shares as our Series D Convertible Preferred Stock. Assuming all of the shares of Series D Preferred Stock offered hereunder are issued, we will have available for issuance 210,000 shares of Series D Preferred Stock and an additional 2,626,234 shares authorized but undesignated and unissued shares of preferred stock. The Series D Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of the underwriting agreement, will be fully paid and nonassessable. Our Board of Directors may, without the approval of holders of the Series D Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series D Preferred Stock or designate additional shares of the Series D Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series D Preferred Stock will require approval of the holders of Series D Preferred Stock, as described below in “Voting Rights.”

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series D Preferred Stock is Pacific Stock Transfer Company. The principal business address for Pacific Stock Transfer Company is 6725 Via Austi Parkway, Suite 300, Las Vegas Nevada 89119.

Listing

Our application to list our Series D Preferred Stock on The Nasdaq Capital Market under the symbol “YGYIP” has been approved, subject to official notice of issuance.

No Maturity, Sinking Fund or Mandatory Redemption

The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series D Preferred Stock.

Ranking

The Series D Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)
senior to all classes or series of our common stock and to all other equity securities issued by us including our outstanding Series A Preferred Stock and Series B Preferred and any shares of Series C Stock that may be issued (none of which Series C Preferred Stock are currently outstanding as of the date of this prospectus supplement) other than equity securities referred to in clauses (2) and (3) below;

(2)
on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)
junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “—Voting Rights” below); and

(4)
effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our subsidiaries.

Dividends

Holders of shares of the Series D Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of our funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9.75% per annum on the $25.00 per share liquidation preference of the Series D Preferred Stock (equivalent to $2.4375 per annum per share). Dividends on the Series D Preferred Stock shall accrue daily and shall be cumulative from, and including, the applicable issue date and shall be payable monthly in arrears on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series D Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series D Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series D Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series D Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series D Preferred Stock shall be authorized by our Board of Directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors— We could be prevented from paying cash dividends on the Series D Preferred Stock due to prescribed legal requirements” and “Risk Factors— Our cash available for distributions may not be sufficient to pay distributions on the Series D Preferred Stock at expected levels, and we cannot assure you of our ability to pay distributions in the future. We may use borrowed funds or funds from other sources to pay distributions, which may adversely impact our operations” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series D Preferred Stock.

Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears, and holders of the Series D Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series D Preferred Stock will be at the discretion of our Board of Directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our Board of Directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Except as provided in the next paragraph, unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series D Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series D Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series D Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series D Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series D Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series D Preferred Stock in the distribution of assets, then the holders of the Series D Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

We will use commercially reasonable efforts to provide written notice of any such liquidation, dissolution or winding up no fewer than 10 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series D Preferred Stock is not redeemable by us prior to September 23, 2022, except as described below under “—Special Optional Redemption.”

Optional Redemption. On and after September 23, 2022, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series D Preferred Stock as described in this “Optional Redemption” section, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined herein), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If we elect to redeem any shares of Series D Preferred Stock as described in this “Special Optional redemption” section, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Stephan Wallach and Michelle Wallach, our chief executive officer and our chief operating officer, respectively, and our principal shareholders, any member of their immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Wallach or Mrs. Wallach or any member of their immediate family, any beneficiary of the estate of Mr. Wallach or Mrs. Wallach, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Redemption Procedures. In the event we elect to redeem Series D Preferred Stock, the notice of redemption will be mailed by us postage prepaid to each holder of record of Series D Preferred Stock called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

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the redemption date;

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the number of shares of Series D Preferred Stock to be redeemed;

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the redemption price;

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the place or places where certificates (if any) for the Series D Preferred Stock are to be surrendered for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

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whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and

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if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series D Preferred Stock to be redeemed shall surrender the Series D Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series D Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series D Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series D Preferred Stock, those shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series D Preferred Stock is to be redeemed, the Series D Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series D Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series D Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided in this paragraph, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series D Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series D Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock.

Subject to applicable law, we may purchase shares of Series D Preferred Stock in the open market, by tender or by private agreement. Any shares of Series D Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series D Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series D Preferred Stock are entitled to vote, each share of Series D Preferred Stock will be entitled to one vote. In instances described below where holders of Series D Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series D Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

So long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) unless redeeming all Series D Preferred Stock in connection with such action, amend, alter, repeal or replace our certificate of incorporation or the certificate of designations designating the Series D Preferred Stock, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series D Preferred Stock of any right, preference, privilege or voting power of the Series D Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series D Preferred Stock, or the creation or issuance of any other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series D Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class), so long as such increase in the number of shares of Series D Preferred Stock or issuance of such new series of preferred stock does not (i) provide for, in the aggregate, taken together with any previously issued shares of Series D Preferred Stock), the payment of annual dividends on (in the case of additional shares of Series D Preferred Stock), or on parity with (in the case of any other series of preferred stock), the Series D Preferred Stock in excess of $2,437,500 and (ii) any such new series of preferred stock that may be created is on parity or junior with the Series D Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up.

Notwithstanding the foregoing, if an Event set forth in the preceding paragraph materially and adversely affects the right, preference, privilege or voting power of the Series D Preferred Stock but not all series of parity preferred stock that we may issue upon which voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series D Preferred Stock and all other similarly affected series outstanding at the time (voting together as a class) given in person or proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required by the preceding paragraph.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series D Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, we will use our best efforts to (i) make available on our website copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series D Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series D Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Conversion Rights

The Series D Preferred Stock is not convertible into our common stock or any other security.

No Preemptive Rights

No holders of the Series D Preferred Stock will, as holders of Series D Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our certificate of incorporation, as amended, including the certificate of designations establishing the terms of the Series D Preferred Stock, and bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the Board of Directors.

Book-Entry Procedures

DTC acts as securities depository for our outstanding Series D Preferred Stock. With respect to the Series D Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series D Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series D Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series D Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series D Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series D Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agents, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series D Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series D Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series D Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series D Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series D Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our certificate of incorporation (including the certificate of designations designating the Series D Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series D Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series D Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series D Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series D Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series D Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series D Preferred Stock are made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series D Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series D Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series D Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series D Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series D Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Series D Preferred Stock offered by this prospectus. This discussion only applies to purchasers who purchase and hold the Series D Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series D Preferred Stock in light of his, her or its particular circumstances. We have not sought a ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the Internal Revenue Service or a court will agree with these statements and conclusions.

This discussion is based upon provisions of the Code, the Treasury regulations thereunder, rulings and judicial decisions all as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series D Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series D Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series D Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series D Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series D Preferred Stock, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding and disposing of the Series D Preferred Stock.

Tax reform legislation informally known as the Tax Cuts and Jobs Act (the “Tax Act”) was enacted in the United States on December 22, 2017. The Tax Act makes major changes to the Code, including a number of provisions that may affect the taxation of holders. The individual and collective impact of these changes is uncertain, and may not become evidence for some period of time. Legislative, regulatory, or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund the Company and/or its shareholders. Prospective investors should consult their own tax advisors concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities including the implications of the Tax Act on their investment, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series D Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Series D Preferred Stock and you are for U.S. federal income tax purposes;

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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to the Series D Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series D Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series D Preferred Stock, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Series D Preferred Stock, Including Redemptions.”

Under current law, dividends received by individual holders of the Series D Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual shareholders with respect to Series D Preferred Stock that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the Series D Preferred Stock becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Series D Preferred Stock that is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the Series D Preferred Stock becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate shareholders of the Series D Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Series D Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the Series D Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the Series D Preferred Stock is urged to consult with its own tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series D Preferred Stock.

Constructive Distributions on Series D Preferred Stock. A distribution by a corporation of its stock made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series D Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series D Preferred Stock is uncertain.

We have the right to call the Series D Preferred Stock for redemption on or after [ ] (the “call option”), and have the option to redeem the Series D Preferred Stock upon any Change of Control (the “contingent call option”). The stated redemption price of the Series D Preferred Stock upon any redemption pursuant to our call option or contingent call option is equal to the liquidation preference of the Series D Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series D Preferred Stock exceeds the issue price of the Series D Preferred Stock upon any redemption pursuant to our call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series D Preferred Stock. The redemption price for the Series D Preferred Stock should be the liquidation preference of the Series D Preferred Stock. Assuming that the issue price of the Series D Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series D Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series D Preferred Stock is sold.

A redemption premium for the Series D Preferred Stock should not result in constructive distributions to U.S. holders of the Series D Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series D Preferred Stock should be considered de-minimis if such premium is less than .0025 of the Series D Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series D Preferred Stock is unclear, the remainder of this discussion assumes that the Series D Preferred Stock is issued with a redemption premium greater than a de-minimis amount.

Each of the call option and contingent call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option or contingent call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option or contingent call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series D Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option or the contingent call option.

Disposition of Series D Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series D Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series D Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series D Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A payment made in redemption of Series D Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series D Preferred Stock, unless the redemption:

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is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

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is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

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results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or

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is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series D Preferred Stock and the common stock that the U.S. Holder directly and indirectly owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series D Preferred Stock generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Series D Preferred Stock-Voting Rights.”

For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business.

If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series D Preferred Stock is treated as a distribution with respect to such holder’s Series D Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series D Preferred Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series D Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series D Preferred Stock held exceeds the aggregate amount of such distribution.

The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series D Preferred Stock to the holder’s remaining, unredeemed Series D Preferred Stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series D Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Series D Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series D Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the Series D Preferred Stock and certain payments of proceeds on the sale or other disposition of the Series D Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders. Subject to the qualifications set forth above under the caption “Certain U.S. Federal Income Tax Considerations,” the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Series D Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the Series D Preferred Stock and you are not a “U.S. holder.”

Distributions on the Series D Preferred Stock. If distributions are made with respect to the Series D Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series D Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series D Preferred Stock, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Series D Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 30% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Series D Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the Series D Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the Series D Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series D Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series D Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of Series D Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the Series D Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

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the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

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the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

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we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the Series D Preferred Stock. This assumes that the Series D Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series D Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series D Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series D Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and Non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series D Preferred Stock, a redemption of shares of the Series D Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series D Preferred Stock exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder’s adjusted tax basis in the Series D Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series D Preferred Stock, which generally will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Distributions on the Series D Preferred Stock.” A payment made in redemption of the Series D Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series D Preferred Stock, in the same circumstances discussed above under “Certain U.S. Federal Income Tax Considerations–U.S. Holders: Disposition of Series D Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the Series D Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series D Preferred Stock will be treated as a dividend or as payment in exchange for the Series D Preferred Stock.

Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series D Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on Series D Preferred Stock paid on or after July 1, 2014 and the gross proceeds of a sale or other disposition of Series D Preferred Stock paid on or after January 1, 2019 to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Series D Preferred Stock.

UNDERWRITING

The Benchmark Company, LLC (“Benchmark”) is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated September    , 2019, each underwriter named below has severally, and not jointly, agreed to purchase from us, and we have agreed to sell to that underwriter, the number of shares of Series D Preferred Stock set forth opposite that underwriter’s name in the table below.

Underwriters	Number of Shares
The Benchmark Company, LLC

Total

The underwriting agreement provides that the underwriters must buy all of the shares of our Series D Preferred Stock offered hereby if they buy any of them. Our shares of Series D Preferred Stock, however, are offered subject to a number of conditions, including:

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receipt and acceptance of our shares by the underwriters; and

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the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.

We expect that delivery of the Series D Preferred Stock will be made against payment therefor on or about September    , 2019, which will be the second business day following the trade date of the Series D Preferred Stock (such settlement cycle being herein referred to as “T + 2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series D Preferred Stock on the date of pricing or the next business day will be required, by virtue of the fact that the Series D Preferred Stock initially will settle T + 2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series D Preferred Stock who wish to trade the Series D Preferred Stock on the date of pricing of the Series D Preferred Stock or the next business day should consult their own advisor.

Underwriting Discounts and Commissions

The representative has advised us that the underwriters propose initially to offer the shares of Series D Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at the public offering price minus a concession not in excess of $                per share.  Sales of shares made outside of the United States may be made by affiliates of the underwriters. If all the shares are not sold at the public offering price, the representatives may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein. The following table shows the public offering price, underwriting discount and proceeds, before expenses, that we will pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of Series D Preferred Stock to cover over-allotments, if any.
Underwriters	Per Share	Without Over-Allotment	With Over-Allotment
Public Offering Price
Underwriting Discount (8.0%)
Proceeds to Us, before expenses

Certain expenses associated with this offering, exclusive of the underwriting discount and the expenses set forth in the next sentence, are estimated to be approximately $185,000 and will be payable by us. In addition to the underwriting discount, we will reimburse the underwriters for their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including, without limitation, all marketing, syndication and travel, lodging and other “road show” expenses and legal fees and any actual documented out-of-pocket expenses up to a maximum aggregate amount of $90,000 if this offering is consummated, of which $25,000 will be paid upon the execution of the underwriting agreement.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to 37,500 additional shares of Series D Preferred Stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Series D Preferred Stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of Series D Preferred Stock listed next to the names of all underwriters in the preceding table.

No Sales of Similar Securities

We have agreed that, for a period of 90 days from the date of this prospectus supplement, we will not, without the prior written consent of the representative on behalf of the underwriters, issue, offer, pledge, sell, contract to sell, or otherwise dispose of any shares of Series D Preferred Stock or any shares of preferred stock ranking on parity with or senior to the Series D Preferred Shares or any securities convertible into or exercisable or exchangeable for shares of Series D Preferred Stock or shares of preferred stock ranking on parity with or senior to the Series D Preferred Stock; enter into any swap or other arrangement that transfers any of the economic consequences of ownership of the Series D Preferred Stock or such parity or senior preferred stock; file any registration statement relating to the offering of any shares of Series D Preferred Stock or any shares of preferred stock ranking on parity with or senior to the Series D Preferred Stock; or publicly announce an intention to effect any such transaction.

Right of First Refusal

Subject to the closing of this offering with proceeds of least $10,000,000 and certain conditions set forth in the underwriting agreement, until six months from the closing date of this offering, Benchmark shall have a right of first refusal to act as lead or joint investment banker, lead or joint book-runner and/or lead or joint placement agent, for each and every future issuance of shares of Series D Preferred Stock, for us, or any of our successors or subsidiaries, on terms customary to Benchmark during such six month period following the earlier of the consummation of this offering, termination of the engagement agreement between us and Benchmark or the underwriting agreement.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

Price Stabilization; Short Positions and Penalty Bids

In order to facilitate the offering of the Series D Preferred Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series D Preferred Stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option to purchase additional shares. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series D Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the representative a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions. These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Series D Preferred Stock or preventing or retarding a decline in the price of our Series D Preferred Stock. As a result of these activities, the price thereof may be higher than otherwise might exist in the open market. Neither we nor the underwriters make any representation that the underwriters will engage in these transactions, or make any representation with respect to the effect of any such transactions. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Series D Preferred Stock in the open market to stabilize the price of the Series D Preferred Stock. These activities may raise or maintain the market price of the Series D Preferred Stock above independent market levels or prevent or retard a decline in the market price of the Series D Preferred Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

A prospectus supplement and accompanying base prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of Series D Preferred Stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement and accompanying base prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Conflicts of Interest

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

On January 7, 2019, we entered into an At-the-Market Offering Agreement (the “ATM Agreement”) with Benchmark, as sales agent, pursuant to which we may sell from time to time, at our option, shares of our common stock through Benchmark, as sales agent, for the sale of up to $60,000,000 of shares of our common stock. We are not obligated to make any sales of common stock under the ATM Agreement and the Company cannot provide any assurances that it will issue any shares pursuant to the ATM Agreement. We will pay Benchmark, as sales agent, a 3.0% commission of the gross sales proceeds. In February 2019, we sold a total of 1,000 shares of common stock under the ATM Agreement and received aggregate gross proceeds of $6,612 for shares sold at a purchase price of $6.6118 per share pursuant to the ATM Agreement. We did not use the ATM Agreement during the three months ended June 30, 2019.

Listing

Our application to list our Series D Preferred Stock on The NASDAQ Capital Market under the symbol “YGYIP” has been approved, subject to official notice of issuance.

Transfer Agent

The transfer agent for our Series D Preferred Stock to be issued in this offering is Pacific Stock Transfer Company, located at 6725 Via Austi Parkway, Suite 300, Las Vegas Nevada 89119.

LEGAL MATTERS

The validity of the issuance of the shares of our Series D Preferred Stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York. Sheppard Mullin Richter & Hampton LLP, New York, New York, is acting as counsel to the underwriters in this offering.

EXPERTS

The financial statements of Youngevity International, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of Mayer Hoffman McCann P.C., an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available to the public at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may view and print copies of the registration statement, including exhibits, at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-38116) including those made after the date of this prospectus supplement and before the completion of the offering of the shares of our common stock included in this prospectus supplement:

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Our annual report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on April 15, 2019;

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Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 20, 2019, and our quarterly report on Form 10-Q for quarterly period ended June 30, 2019 filed with the SEC on August 14, 2019;

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Our current reports on Form 8-K filed with the SEC on January 7, 2019, January 11, 2019 (Item 5.02), January 11, 2019 (Item 5.07), January 11, 2019 (Item 1.01), January 18, 2019, February 12, 2019, February 15, 2019, June 27, 2019 and August 5, 2019;

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Our definitive proxy statement on Schedule 14A relating to our 2019 annual meeting of stockholders filed with the SEC on May 31, 2019;

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Our definitive information statement on Schedule 14C relating to approval of an amendment to our Amended and Restated 2012 Stock Incentive Plan filed with the SEC on January 16, 2019;

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The description of our common stock set forth in our registration statement on Form 8-A12B, filed with the SEC on June 15, 2017;

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The description of our preferred stock set forth in our registration statement on Form 8-A12G, filed with the SEC on February 12, 2018 (File No. 000-54900); and

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The description of Series D Preferred Stock set forth in our registration statement on Form 8-A12B, filed with the SEC on September 17, 2019.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number: Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914, (619) 934-3980.

PROSPECTUS

YOUNGEVITY INTERNATIONAL, INC.

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $75,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “YGYI.” On May 15, 2018, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.90 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

As of May 15, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was $30,935,753, based on 21,536,069 shares of outstanding common stock, of which 14,630,767 shares are held by affiliates, and a per share price of $4.48 based on the closing sale price of our common stock on March 21, 2018. We have not offered or sold any securities during the past twelve months pursuant to General Instruction I.B.6 to Form S-3.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2018

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus, supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus, “Youngevity,” “the Company,” “we,” “us,” and “our” refer to Youngevity International, Inc., a Delaware corporation, unless the context otherwise requires.

OUR BUSINESS

Overview

We are a leading omni-direct lifestyle company offering a hybrid of the direct selling business model that also offers e-commerce and the power of social selling. Assembling a virtual main street of products and services under one corporate entity, we offer products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services.

We operate in two segments: the direct selling segment where products are offered through a global distribution network of preferred customers and distributors and the commercial coffee segment where products are sold directly to businesses. During the three months ended March 31, 2018 and 2017, we derived approximately 82% and 86%, respectively, of our revenue from our direct selling sales and approximately 18% and 14%, respectively, of our revenue from our commercial coffee sales and during the years ended December 31, 2017 and 2016, we derived approximately 86% and 89%, respectively, of our revenue from our direct selling sales and approximately 14% and 11%, respectively, of our revenue from our commercial coffee sales.

Direct Selling Segment - In the direct selling segment we sell health and wellness, beauty product and skin care, scrap booking and story booking items, packaged food products and other service-based products on a global basis and offer a wide range of products through an international direct selling network. Our direct sales are made through our network, which is a web-based global network of customers and distributors. Our independent sales force markets a variety of products to an array of customers, through friend-to-friend marketing and social networking. We consider our company to be an e-commerce company whereby personal interaction is provided to customers by our independent sales network. Initially, our focus was solely on the sale of products in the health, beauty and home care market through our marketing network; however, we have since expanded our selling efforts to include a variety of other products in other markets. Our direct selling segment offers more than 5,500 products to support a healthy lifestyle.

Since 2010 we have expanded our operations through a series of acquisitions of the assets of other direct selling companies including their product lines and sales forces. We have also substantially expanded our distributor base by merging the assets that we have acquired under our web-based independent distributor network, as well as providing our distributors with additional new products to add to their product offerings.

Set forth below is information regarding each of our acquisitions since 2012.

Business	Date of Acquisition	Product Categories

ViaViente	March 1, 2018	Nutritional Supplements
Nature Direct	February 12, 2018	A manufacturer and distributor of essential-oil based nontoxic cleaning and care products for personal, home and professional use
BeautiControl, Inc.	December 13, 2017	Cosmetic and Skin Care Products
Future Global Vision, Inc.	November 6, 2017	Nutritional Supplements and Automotive Fuel Additive Products
Sorvana International, LLC (FreeLife International, Inc.)	July 1, 2017	Health and wellness products
Ricolife, LLC	March 1, 2017	Teas
Bellavita Group, LLC	March 1, 2017	Health and Beauty Products
Legacy for Life, LLC	September 1, 2016	Nutritional Supplements
Nature’s Pearl Corporation	September 1, 2016	Nutritional Supplements and Skin Care Products
Renew Interest, LLC (SOZO Global, Inc.)	July 29, 2016	Nutritional Supplements and Skin Care Products
South Hill Designs Inc.	January 20, 2016	Jewelry
PAWS Group, LLC	July 1, 2015	Pet treats
Mialisia & Co., LLC	June 1, 2015	Jewelry
JD Premium LLC	March 4, 2015	Dietary Supplement Company
Sta-Natural, LLC	February 23, 2015	Vitamins, Minerals and Supplements for families and their pets
Restart Your Life, LLC	October 1, 2014	Dietary Supplements
Beyond Organics, LLC	May 1, 2014	Organic Food and Beverages
Good Herbs, Inc.	April 28, 2014	Herbal Supplements
Biometics International, Inc.	November 19, 2013	Liquid Supplements
GoFoods Global, LLC	October 1, 2013	Packaged Foods
Heritage Markers, LLC	August 14, 2013	Digital Products
Livinity, Inc.	July 10, 2012	Nutritional Products
GLIE, LLC (DBA True2Life)	March 20, 2012	Nutritional Supplements

Coffee Segment - We engage in the commercial sale of one of our products, our coffee through our subsidiary CLR Roasters, LLC (“CLR”). We own a traditional coffee roasting business that produces coffee under its own Café La Rica brand, Josie’s Java House Brand and Javalution brands. CLR produces a variety of private labels through major national sales outlets and to major customers including cruise lines and office coffee service operators, as well as through our distributor network. CLR was established in 2001 and is our wholly-owned subsidiary. CLR produces and markets a unique line of coffees with health benefits under the JavaFit® brand which is sold directly to consumers. In April 2017, CLR reached an agreement with Major League Baseball's Miami Marlins to feature CLR’s Café La Rica Gourmet Espresso coffee as the “Official Cafecito of the Miami Marlins” at Marlins Park in Miami, Florida.

Our roasting facility is located in Miami, Florida, is 50,000 square foot and is SQF Level 2 certified, which is a stringent food safety process that verifies the coffee bean processing plant and distribution facility is in compliance with Certified HACCP (Hazard Analysis, Critical Control Points) food safety plans.

In March 2014, we expanded our coffee segment and started our new green coffee business with CLR’s acquisition of Siles Plantation Family Group, which is a wholly-owned subsidiary of CLR located in Matagalpa, Nicaragua. Siles Plantation Family Group includes “La Pita,” a dry-processing facility on approximately 26 acres of land and “El Paraiso,” a coffee plantation consisting of approximately 500 acres of land and thousands of coffee plants which produces 100 percent Arabica coffee beans that are shade grown, Organic, Rainforest Alliance Certified™ and Fair Trade Certified™.

The plantation and dry-processing facility allows CLR to control the coffee production process from field to cup. The dry-processing plant allows CLR to produce and sell green coffee to major coffee suppliers in the United States and around the world. CLR has engaged a husband and wife team to operate the Siles Plantation Family Group by way of an operating agreement. The agreement provides for the sharing of profits and losses generated by the Siles Plantation Family Group after certain conditions are met. CLR has made substantial improvements to the land and facilities since 2014. The 2018 harvest season started in November 2017 and will continue through the end of May 2018.

Industry Overview

We are engaged in two industries, the direct selling industry and the coffee industry.

Direct Selling Industry

Direct selling is a business distribution model that allows a company to market its products directly to consumers by means of independent contractors and relationship referrals. Independent, unsalaried salespeople, referred to as distributors, represent us and are awarded a commission based upon the volume of product sold through each of their independent business operations.

The Direct Selling Association (“DSA”) reported in its “2016 An Overview” that the fastest growing product was Wellness followed by Services & Other, the two categories alone representing approximately $20 billion in sales in 2016. Top product categories that continue to gain market share: home and family care/durables, personal care, jewelry, clothing, leisure/educations. Wellness products include weight-loss products and dietary supplements. In the United States, as reported by the DSA, a record 20.5 million people were involved in direct selling in 2016, an increase of 1.5% compared to 2015. Estimated direct retail sales for 2016 was reported by the 2017 Growth & Outlook Report to be $35.54 billion compared to $36.12 billion in 2015.

Coffee Industry

Our coffee segment includes coffee bean roasting and the sales of green coffee beans. Our roasting facility, located in Miami, Florida, procures coffee primarily from Central America. Our green coffee business procures coffee from Nicaragua by way of growing our own coffee beans and purchasing green coffee beans directly from other farmers. CLR sells coffee to domestic and international customers, both green and roasted coffee.

The United States Department of Agriculture (“USDA”) reported in its June 2017 “Coffee: World Markets and Trade” report for the 2017/18 Forecast Overview that world coffee production is forecasted at 159 million bags (60 kilograms or approximately 132 pounds), which is unchanged from the previous year. World exports of green coffee are expected to remain steady totaling 111 million bags in 2018, with global consumption forecasted at a record 158 million bags. For 2018, Central America and Mexico are forecasted to contribute 18.1 million bags of coffee beans and approximately 40 percent of the exports are destined to the United States and 35 percent to the European Union. The

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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original issue discount, if any;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion, exchange or sinking fund terms, if any;

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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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ranking;

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restrictive covenants, if any;

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voting or other rights, if any; and

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important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Authorized Capital

Our authorized capital consists of 50 million shares of common stock, par value $0.001 per share, and 5 million shares of preferred stock, par value $0.001 per share. As of May 15, 2018, 21,536,069 shares of common stock were issued and outstanding and 542,308 shares of preferred stock were issued and outstanding.

Common Stock

We may issue shares of our common stock from time to time. Holders of shares of common stock have the right to cast one vote for each share of common stock in their name on our books, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our certificate of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our certificate of incorporation. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

There are no restrictions in our certificate of incorporation or bylaws that prevent us from declaring dividends. We have not declared any cash dividends on our common stock, and we do not plan to declare any cash dividends on our common stock in the foreseeable future.

Holders of shares of our common stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock sold in the offering when issued will be fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5 million shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. Of the 5 million shares of preferred stock, 161,135 have been designated as Series A Convertible Preferred Stock (“Series A Preferred”) and 1,052,631 have been designated as Series B Convertible Preferred Stock (“Series B Preferred”). It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

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restricting dividends on our common stock;
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diluting the voting power of our common stock;
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impairing liquidation rights of our common stock; or
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delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Series A Preferred

As of May 15, 2018, we have 161,135 shares of Series A Preferred issued and outstanding. The holders of the Series A Preferred are entitled to receive a cumulative dividend at a rate of 8.0% per year, payable annually either in cash or shares of our Company's common stock at our election.  Each share of Series A Preferred is initially convertible into one-tenth of a share of common stock, subject to adjustment. The holders of Series A Preferred are entitled to receive payments upon our liquidation, dissolution or winding up before any amount is paid to the holders of common stock. The holders of Series A Preferred have no voting rights, except as required by law.

Series B Preferred

As of May 15, 2018, we have 381,173 shares of Series B Preferred issued and outstanding. The shares of Series B Preferred have a stated value of $.001 per share and are initially convertible at any time, in whole or in part, at the option of the holders, at an initial conversion price of $4.75 per share, into two shares of our common stock, have no voting rights, and is entitled to cumulative dividends from the date of original issue at a rate of 5.0% per annum and a liquidation preference, ranking senior to our outstanding Series A Preferred and the common stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee; forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under them and provide that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with

Emerging Growth Company

We are an emerging growth company under the JOBS ACT, which was enacted in April 2012. We shall continue to be deemed an emerging growth company until the earliest of:

(a)
the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more;

(b)
the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

(c)
the date on which we have issued more than $1.0 billion in non-convertible debt, during the previous 3-year period, issued; or.

(d)
the date on which we are deemed to be a large accelerated filer.

As an emerging growth company we are subject to reduced public company reporting requirements and are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires the shareholder approval, on an advisory basis, of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our Corporate History

Youngevity International, Inc., formerly AL International, Inc., founded in 1996, operates through two segments including the following wholly-owned domestic subsidiaries: AL Global Corporation, which operates our direct selling networks, CLR Roasters, LLC (“CLR”), our commercial coffee business, 2400 Boswell LLC, MK Collaborative LLC, Youngevity Global LLC and the wholly-owned foreign subsidiaries: Youngevity Australia Pty. Ltd., Youngevity NZ, Ltd., Siles Plantation Family Group S.A. (“Siles”), located in Nicaragua, Youngevity Mexico S.A. de CV, Youngevity Israel, Ltd., Youngevity Russia, LLC, Youngevity Colombia S.A.S, Youngevity International Singapore Pte. Ltd., Mialisia Canada, Inc. and Legacy for Life Limited (Hong Kong). We also operate through the BellaVita Group LLC, with operations in Taiwan, Hong Kong, Singapore, Indonesia, Malaysia and Japan. We also operate subsidiary branches of Youngevity Global LLC in the Philippines and Taiwan.

On July 11, 2011, AL Global Corporation, a privately held California corporation (“AL Global”), merged with and into a wholly-owned subsidiary of Javalution Coffee Company, a publicly traded Florida corporation (“Javalution”). After the merger, Javalution reincorporated in Delaware and changed its name to AL International, Inc. In connection with this merger, CLR, which had been a wholly-owned subsidiary of Javalution prior to the merger, continued to be a wholly-owned subsidiary of AL International, Inc. CLR operates a traditional coffee roasting business, and through the merger we were provided access to additional distributors, as well as added the JavaFit® product line to our network of direct marketers.

Effective July 23, 2013, we changed our name from AL International, Inc. to Youngevity International, Inc.

On June 7, 2017, an amendment to our Certificate of Incorporation became effective which effectuated: (i) a 1-for-20 reverse stock split (the “Reverse Split”) of the issued and outstanding shares of common stock; (ii) a decrease in the number of shares of (a) common stock authorized from 600,000,000 to 50,000,000 and (b) preferred stock authorized from 100,000,000 to 5,000,000.

Our Corporate Headquarters

Our corporate headquarters are located at 2400 Boswell Road, Chula Vista, California 91914. This is also the location of our operations and distribution center. The facility consists of a 59,000 square foot Class A single use building that is comprised 40% of office space and the balance is used for distribution.

Our telephone number is (619) 934-3980 and our facsimile number is (619) 934-3205.

Available Information

Since June 21, 2017, our common stock has been listed on the NASDAQ Capital Market under the symbol “YGYI.” From June 2013 until June 2017, the common stock has been traded on the OTCQX Marketplace operated by the OTC Markets Group under the symbol “YGYI.”

Additional information about our company is contained at our website, http://www.youngevity.com. Information contained on our website is not incorporated by reference into, and does not form any part of, this registration statement. We have included our website address as a factual reference and do not intend it to be an active link to our website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after those reports are electronically filed with, or furnish it to, the SEC. The following Corporate Governance documents are also posted on our website: Code of Business Conduct and Ethics and the Charters for the Audit Committee and Compensation Committee. Our phone number is (619) 934-3980 and our facsimile number is (619) 934-3205.

RISK FACTORS

You should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2017 and in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under Exchange Act, each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus, including statements about us and the future growth and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus for a variety of reasons.

We urge investors to review carefully risks contained in the section of this prospectus entitled “Risk Factors” above as well as other risks and factors identified from time to time in our SEC filings in evaluating the forward-looking statements contained in this prospectus. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth, or incorporated by reference, in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

USE  OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital purposes. Our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

THE SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $75,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

Our authorized capital consists of 50 million shares of common stock, par value $0.001 per share, and 5 million shares of preferred stock, par value $0.001 per share. As of May 15, 2018, 21,536,069 shares of common stock were issued and outstanding and 542,308 shares of preferred stock were issued and outstanding, of which 161,135 are shares of Series A Convertible Preferred Stock (“Series A Preferred”) and 381,173 are shares of Series B Convertible Preferred Stock (“Series B Preferred”).

Common Stock

We may issue shares of our common stock from time to time. Holders of shares of common stock have the right to cast one vote for each share of common stock in their name on our books, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our certificate of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our certificate of incorporation. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

There are no restrictions in our certificate of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends on our common stock, and we do not plan to declare any dividends on our common stock in the foreseeable future.

Holders of shares of our common stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock sold in the offering when issued will be fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5 million shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. Of the 5 million shares of preferred stock, 161,135 have been designated as Series A Preferred and 1,052,631 have been designated as Series B Preferred, of which 381,173 shares of Series B Preferred are issued. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

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restricting dividends on our common stock;
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diluting the voting power of our common stock;
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impairing liquidation rights of our common stock; or
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delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Series A Preferred Stock

As of May 15, 2018, we have 161,135 shares of Series A Preferred issued and outstanding. The holders of the Series A Preferred Stock are entitled to receive a cumulative dividend at a rate of 8.0% per year, payable annually either in cash or shares of our common stock at our election.  Each share of Series A Preferred is initially convertible into one-tenth of a share of common stock, subject to adjustment. The holders of Series A Preferred are entitled to receive payments upon our liquidation, dissolution or winding up before any amount is paid to the holders of common stock. The holders of Series A Preferred have no voting rights, except as required by law.

Series B Preferred Stock

As of May 15, 2018, we had 381,173 shares of Series B Preferred issued and outstanding. The holders of the Series B Preferred are entitled to receive a cumulative dividend at a rate of 5% per annum payable in cash quarterly in arrears on or about the last day of March, June, September and December of each year beginning June 30, 2018. Each share of Series B Preferred is initially convertible, at the option of the holders, at an initial conversion price of $4.75 per share, into two shares of our common stock and automatically converts into two shares of our common stock on its two-year anniversary of issuance. The holders of Series B Preferred are entitled to receive dividends and payments upon liquidation, dissolution or winding up before any amount is paid to holders of the Series A Preferred and of our common stock. The holders of Series B Preferred have no voting rights, except as required by law.

Outstanding Warrants

As of May 15, 2018, we had issued and outstanding warrants to purchase 2,748,183 shares of common stock at prices ranging from $2.00 to $10.00. All warrants are currently exercisable and expire at various dates through February 2023.

Included in the warrants are (i) warrants to purchase 1,149,712 shares of our common stock that were issued in our 2017 Private Placement and have an exercise price of $5.56 per share of common stock and expire three years after issuance; (ii) warrants to purchase 247,916 shares of our common stock that were issued in our 2015 Private Placement and have an exercise price of $9.00 per share of common stock and expire five years after issuance; (iii) warrants to purchase 102,678 shares of our common stock that were issued in our 2015 Private Placement and have an exercise price of $7.00 per share of common stock and expire three years after issuance; (iv) warrants to purchase 67,857 shares of our common stock that were issued in our 2014 Private Placement and have an exercise price of $7.00 per share of common stock and expire five years after issuance; (v) warrants to purchase 1,022,279 shares of our common stock that were issued in our 2014 Private Placement and have an exercise price of $4.60 per share of common stock and expire five years after issuance; (vi) warrants to purchase 44,624 shares of our common stock issuable upon exercise and have an exercise price of $10.00 per share of common stock and expire in December 2018; (viii) warrants to purchase 75,000 shares of our common stock issuable upon exercise and have an exercise price of $2.00 per share of common stock and expire in May 2020; and (ix) warrants to purchase 38,117 shares of our common stock that were issued to the underwriter’s in our 2018 preferred stock offering and have an exercise price of $5.70 per share of common stock and expire in February 2023.

The Warrants contain cashless exercise provisions in the event a registration statement registering the common stock underlying the Warrants is not effective at the time of exercise and customary anti-dilution protection and registration rights.

Outstanding Options

As of May 15, 2018, we had issued and outstanding options to purchase 1,458,342 shares of common stock with a weighted average exercise price of $4.29. There are currently 862,522 options available for exercise at various dates through 2027.

Restricted Stock Units

As of May 15, 2018, we had issued and outstanding restricted stock units of 487,500 shares of common stock that are issuable upon being vested which were issued under our 2012 Equity Incentive Plan.

Convertible Notes

In August 2014, we completed the 2014 Private Placement and issued notes (the “2014 Notes”) in the aggregate principal amount of $4,750,000 together with warrants to purchase 929,346 shares of common stock at an exercise price of $4.60 per share. The 2014 Notes are currently convertible into 678,568 shares of our common stock at a conversion price of $7.00 per share. The 2014 Notes bear interest at a rate of 8% per annum. We have the right to prepay the 2014 Notes at any time after the one-year anniversary date of the issuance of the 2014 Notes at a rate equal to 110% of the then outstanding principal balance and accrued interest. The 2014 Notes rank senior to all of our debt other than certain senior debt. CLR, our wholly-owned subsidiary, has provided collateral to secure the repayment of the Notes and has pledged its assets (which lien is junior to CLR’s equipment leases but senior to all of its other obligations), all subject to the terms and conditions of a security agreement among us, CLR and the investors. Stephan Wallach, our Chief Executive Officer, has also personally guaranteed the repayment of the 2014 Notes, subject to the terms of a Guaranty executed by him with the investors. In addition, Mr. Wallach has agreed not to sell, transfer or pledge 1.5 million shares of the common stock that he owns so long as his personal guaranty is in effect. As of the date hereof, notes in the principal amount of $4,750,000 remain outstanding.

In November 2015, we completed the 2015 Private Placement and entered into Note Purchase Agreements with three (3) accredited investors pursuant to which we sold senior secured convertible notes (the “2015 Notes”) in the aggregate principal amount of $7,187,500 (which includes $4,000,000 owed on a prior debt that was applied to the purchase of units in this offering), that are convertible into 1,026,784 shares of common stock at a conversion price of $7.00 per share and warrants exercisable to purchase an aggregate of 479,166 shares of common stock from us at a price per share of $9.00. The 2015 Notes are due in October 2018 if the option to convert has not been exercised. The 2015 Notes bear interest at a rate of eight percent (8%) per annum. We have the right to prepay the 2015 Notes at any time after the one-year anniversary date of the issuance of the 2015 Notes at a rate equal to 110% of the then outstanding principal balance and accrued interest. The 2015 Notes rank senior to all of our debt other than certain debt owed to Crestmark Bank, the investors in our prior private placements, a mortgage on property, and any refinancing’s thereof. We and CLR, have provided collateral to secure the repayment of the 2015 Notes and have pledged our assets (which liens are junior to CLR’s equipment leases and junior to the rights of note holders in our prior financings but senior to all of their other obligations), all subject to the terms and conditions of a security agreement among us, CLR and the investors. Stephan Wallach, our Chief Executive Officer, has also personally guaranteed the repayment of the 2015 Notes, subject to the terms of a Guaranty executed by him with the investors. In addition, Mr. Wallach has agreed not to sell, transfer or pledge the 1.5 million shares of the common stock that are currently pledged as collateral to a previous financing so long as his personal guaranty is in effect. As of the date hereof, the 2015 Notes in the principal amount of $3,000,000 remain outstanding.

Registration Rights

In connection with our 2017 Private Placement, we also entered into the “Registration Rights Agreement” with the investors in the 2017 Private Placement. The Registration Rights Agreement requires that we file a registration statement (the “Initial Registration Statement”) with the SEC within 90 days of the final closing date of the 2017 Private Placement for the resale by the investors of all of the shares common stock underlying the senior convertible notes and warrants and all shares of common stock issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect thereto (the “Registrable Securities”) and that the Initial Registration Statement be declared effective by the SEC within 180 days of the final closing date of the 2017 Private Placement or if the registration statement is reviewed by the SEC 210 days after the final closing date or the 2017 Private Placement. Upon the occurrence of certain events (each an “Event”), we will be required to pay to the investors liquidated damages of 1.0% of their respective aggregate purchase price upon the date of the Event and then monthly thereafter until the Event is cured. In no event may the aggregate amount of liquidated damages payable to each of the investors exceed in the aggregate 10% of the aggregate purchase price paid by such investor for the Registrable Securities. The registration statement was declared effective by the SEC on September 27, 2017.

Potential Anti-Takeover Effects

Certain provisions set forth in our Certificate of Incorporation, as amended, in our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Our Certificate of Incorporation contains a provision that permits us to issue, without any further vote or action by the stockholders, up to five million shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

In particular our bylaws and Delaware General Corporate Law, as applicable, among other things:

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Provide the board of directors with the ability to alter the bylaws without stockholder approval; and

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Provide that vacancies on the board of directors may be filled by a majority of directors in the office, although less than a quorum.

While the foregoing provision of our certificate of incorporation, and provisions of Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of ten percent or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Listing of Common Stock

Our common stock is currently listed on the NASDAQ Capital Market under the trading symbol “YGYI.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

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the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be made;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability or the ability of our subsidiaries to:

o
incur additional indebtedness;

o
issue additional securities;

o
create liens;

o
pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o
redeem capital stock;

o
place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o
make investments or other restricted payments;

o
sell or otherwise dispose of assets;

o
enter into sale-leaseback transactions;

o
engage in transactions with stockholders or affiliates;

o
issue or sell stock of our subsidiaries; or

o
effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

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to fix any ambiguity, defect or inconsistency in the indenture;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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extending the stated maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt. The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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United States federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will typically be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN  OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

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through agents to the public or to investors;

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to underwriters for resale to the public or to investors;

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in negotiated transactions;

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through block trades;

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directly to investors; or

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through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

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the name or names of any agents or underwriters;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415 under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Youngevity International, Inc. as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Mayer Hoffman McCann P.C., an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including those made after (i) the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of this offering and (ii) the date of this prospectus and before the completion of the offerings of the shares of our common stock included in this prospectus:

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Our annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2017 (File No. 001-38116);

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Our quarterly report on Form 10-Q for the three months ended March 31, 2018 filed with the SEC on May 14, 2018 (File No. 001-38116);

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Our current reports on Form 8-K filed with the SEC on January 23, 2018, February 14, 2018, March 8, 2018, March 16, 2018 and April 2, 2018 (File No. 001-38116);

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The description of our common stock set forth in our registration statement on Form 8-A12B, filed with the SEC on June 15, 2017 (File No. 001-38116); and

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The description of our preferred stock set forth in our registration statement on Form 8-A12G, filed with the SEC on February 12, 2018 (File No. 000-54900).

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number: Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914, (619) 934-3980.

YOUNGEVITY INTERNATIONAL, INC.

250,000 Shares of 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock

$25.00 per Share

Liquidation Preference $25.00 per Share

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Prospectus Supplement

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Benchmark Company

         , 2019